UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2024

QMIS TBS CAPITAL GROUP CORP.

(Exact name of registrant as specified in charter)

Delaware	333-238872	32-0619708
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55-6, The Boulevard Office,

Lingkaran Syed Putra, Mid Valley City,

59200, Kuala Lumpur, Malaysia

(Address of principal executive offices) (Zip Code)

+(60)3 2282 6066

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Executive Officer

On June 24, 2024, QMIS TBS Capital Group Corp., a Delaware corporation (the “Company”), announced that Dr. Chin Yung Kong, one of the founders and a long-time officer of the Company, had chosen to resign as Chief Executive Officer of the Company, effective immediately. The Company and the Board thanks Dr. Chin for his many contributions to the growth and success of the business during his tenure as Chief Executive Officer of the Company.  Dr. Chin will continue to serve as Chairman of the Board of Directors of the Company going forward.

Appointment of New Chief Executive Officer

Also on June 24, 2024, the Company announced that the Company’s Board of Directors had appointed Dr Hj Mazlan Hj Bin Ahmad to serve as the Company’s Chief Executive Officer, effective immediately.

Dr. Mazlan, 55, a current member of the Company’s Board of Directors, has served on the Operation Review Panel with the Malaysian Anti-Corruption Commission since April 2020, and currently serves as the Executive Chairman of Finterra Technologies, Sdn Bhd, Kuala Lumpur, a position he has held since October 2017. Dr. Mazlan has served as Senior Vice President and Head of Group Enterprise Governance at RHB Banking Group from April 2014 to October 2015, before which he served as Deputy Director in the Financial Intelligence and Enforcement Department of Bank Negara Malaysia (Central Bank of Malaysia) from November 2008 to March 2014. Dr. Mazlan has a Bachelor Degree in Accounting from the International Islamic University Malaysia, a Master of Business Administration - Entrepreneurship/Entrepreneurial Studies in 2017 from the University International of Georgia, and a Doctorate in Business Admins, Business Administration and Management, General from the Akademia Górnośląska im. Wojciecha Korfantego.  He was appointed to the Company’s Board of Directors on May 5, 2024.

There are no arrangements or understandings between the Company and Dr. Mazlan and any other person or persons pursuant to which Dr. Mazlan was appointed, and there is no family relationship between Dr. Mazlan and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Additionally, there are no transactions between the Company and Dr. Mazlan that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with Dr. Mazlan in connection with his appointment as an executive officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2024

QMIS TBS CAPITAL GROUP CORP.

By:	/s/ Dr. Hj Mazlan Hj Bin Ahmad
Dr. Hj Mazlan Hj Bin Ahmad
Chief Executive Officer